Exhibit 10.43

OFFICE LEASE

between

8 Penn Center Owner, L.P.
a Pennsylvania Limited Partnership
(Landlord)

and

Echo Therapeutics, Inc., a Delaware Corporation,
(Tenant)

Echo Therapeutics, a Delaware Corporation
OFFICE LEASE
8 Penn Center
1628 JFK Boulevard
Philadelphia, Pennsylvania 19103

THIS OFFICE LEASE ("Lease"), dated March 9, 2011, is made and entered into by and between 8 Penn Center Owner, L.P., a Pennsylvania Limited Partnership ("Landlord") and Echo Therapeutics, Inc., a Delaware Corporation ("Tenant") upon the following terms and conditions:

ARTICLE I - DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

1.01.          Building.  The term "Building" shall mean that certain office building located at 8 Penn Center, in Philadelphia, Pennsylvania, commonly known as 8 Penn Center together with all related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

1.02           Premises.  The term "Premises" shall mean that certain space known as Suite 300 on the third (3rd) floor in the Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference.  As used herein, "Premises" shall not include any storage area in the Building, which shall be leased or rented pursuant to separate agreement.

1.03           Rentable Area of the Premises.  The term "Rentable Area of the Premises" shall mean approximately 5,436 square feet, which Landlord and Tenant have stipulated as the Rentable Area of the Premises.

1.04           Lease Term.  The term "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

1.05           Commencement Date.  Subject to adjustment as provided in Article 3, the term "Occupancy Date" shall mean the later of April 15, 2011 or substantial completion of the tenant improvements hereinafter set forth. The Rent Commencement Date shall mean the later of April 15, 2011 or substantial completion of the tenant improvements hereinafter set forth.

1.06           Expiration Date.  The term "Expiration Date" shall mean April 30, 2014.

1.07           Base Rent.  Subject to adjustment as provided in Article 4, the term "Base Rent" shall be as follows:

Period	Rate	SF	Annual	Monthly
Commencement Date – 4/30/2012	$21.50	5436	$116,874.00	$9,739.50	*
5/1/2012 – 4/30/2013	$22.00	5436	$119,592.00	$9,966.00
5/1/2013 – 4/30/2014	$22.50	5436	$122,310.00	$10,192.50

*Provided no Event of Default has occurred and is then continuing under any of the terms and provisions of this Lease, the first (1st) full months Base Rent shall be abated.

All payable on the first day of each and every month during the Lease Term. Subject to Section 4.02, the Base Rent constitutes the full rent except for electricity charges which Tenant shall pay its sub-metered share, any late fees or charges and any additional rent which may be due pursuant to the terms of this Lease. During the Lease Term, Tenant shall be responsible for all electric consumption with the Premises.

1.08           Tenant's Percentage Share.  The term "Tenant's Percentage Share" for Property Taxes (as such term is hereinafter defined) shall mean 2.30% with respect to increases in Property Taxes.  The term "Tenant's Percentage Share for Operating Expenses" (as such term is hereinafter defined) shall mean 2.30% with respect to increases in Operating Expenses and with respect to Tenant's law compliance obligations under Section 7.02(C) of this Lease.  Tenant's Percentage Share for Property Taxes and Tenant's Percentage Share for Operating Expenses are sometimes referred to together as "Tenant's Percentage Shares".

1.09           Security Deposit.  The term "Security Deposit" shall mean $9,739.50 representing one (1) months of Base Rent and is to be paid to Landlord upon the execution of this Lease.

1.10           Tenant's Permitted Use.  The term "Tenant's Permitted Use" shall mean the Premises are to be used and occupied by Tenant solely for office purposes and for no other purpose or use without the prior written consent of Landlord.

1.11           Business Hours.  The term "Business Hours" shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M., Saturdays (federal and state holidays excepted).

1.12           Landlord's Address For Notices.  The term "Landlord's Address for Notices" shall mean ASI Management, 100 South Broad Street, Suite 1300, Philadelphia, PA 19910 Attn: Property Manager, with a copy to:  Philip B. Trost, Esq., 330 West 42nd Street – Suite 1700, New York, NY 10036.

1.13           Tenant's Address For Notices.  The term "Tenant's Address for Notices" shall mean 8 Penn Center, 1628 JFK Boulevard – Suite 300, Philadelphia, PA 19103.

1.14           Brokers. The term "Broker" shall mean MS Fox Real Estate Group.

1.15           Guarantors.   None

ARTICLE II - PREMISES

2.01           Lease of Premises.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. Landlord shall at its sole cost and expense subject to its building standard furnish and install the improvements outlined on the plan by Partridge Architects marked as Exhibit “B” attached hereto and made a part hereof.

2.02           Acceptance of Premises.  Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Subject to Landlord’s completion of the work referred to in Section 2.01 above and except as to latent defects, if any, Tenant accepts the Premises in its “as-is” condition.

ARTICLE III - TERM

3.01           Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days.  Notwithstanding anything contained herein to the contrary, in the event that Landlord is unable to deliver possession of the Premises on or before May 31, 2011, Tenant shall have the right to terminate this Lease by providing Landlord with written notice of such termination after May 31, 2011 and prior to Landlord’s delivery of possession of the Premises to Tenant.

ARTICLE IV - RENTAL

4.01           Definitions.  As used herein,

   (A)           "Base Year" shall mean calendar year 2011.

   (B)           "Property Taxes" shall mean all payments and related expenses paid or incurred by Landlord with respect to taxes or assessments affecting the Building or the Premises, including without limitation, any form of real property tax, assessment, rapid transit tax or assessment, benefit assessment, business or license fee or tax, commercial rental tax, assessment for Center City District services, and any tax or similar imposition in substitution for any of the foregoing imposed by any governmental or quasi-governmental authority, including but not limited to any increases in any such tax as a result of any sale, transfer, financing, refinancing or exchange of the Building, or any part thereof, and any reasonable attorneys' fees, accounting and appraisal fees and other costs incurred in connection with any proceedings to contest or determine any taxes or assessments. There shall be excluded from Property Taxes all income taxes, capital stock, inheritance, estate, gift or any other taxes imposed upon or measured by Landlord's gross income or profits unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes.

   (C)           "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes) including without limitation:

   (i)           Premiums for property, casualty, liability, rent interruption or other types of insurance carried by Landlord.

   (ii)           Salaries, wages and other amounts paid or payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

   (iii)           Cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal.

   (iv)           Landscaping expenses, including without limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

   (v)           Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

   (vi)           Subject to the provisions of Section 4.01(C)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

   (vii)           Other items of repair or maintenance of elements of the Building.

   (viii)           The costs of policing, security and supervision of the Building.

   (ix)           Fair market rental and other costs with respect to the management office for the Building.

   (x)           The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Building.

   (xi)           Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.

   (xii)           The costs of improvements, repairs, or replacements to the Building or the equipment or machinery used in connection with the Building if the capital improvement is made after the date of this Lease and is intended to reduce Operating Expenses; provided, however, any such costs which are properly charged to a capital account shall not be included in Operating Expenses in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in the Operating Expenses for a particular year.

   (xiii)           Legal fees and expenses, including, but not limited to, such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof.

   (xiv)           A fee for the administration and management of the Building appropriate to the first class nature of the Building as reasonably determined by the Landlord from time to time.

Operating Expenses shall not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building.

If the Building does not have ninety-five percent (95%) occupancy during an entire calendar year, including the Base Year, then the variable cost component of "Property Taxes" and "Operating Expenses" shall be equitably adjusted so that the total amount of Property Taxes and Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied for the entire calendar year.  In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Operating Expenses as a result of the foregoing provision.

4.02           Base Rent.  During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following adjustments (herein called the "Rent Adjustments"):

   (A)                 During each calendar year subsequent to the Base Year, the Base Rent payable by Tenant to Landlord shall be increased by (collectively, the "Tax and Operating Expense Adjustment"):  (i) Tenant's Percentage Share for Property Taxes of the total dollar increase, if any, in Property Taxes paid or incurred by Landlord during such year over Property Taxes for the Base Year; and (ii) Tenant's Percentage Share for Operating Expenses of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord during such year over Operating Expenses paid or incurred by Landlord during the Base Year.

4.03           Adjustment Procedure; Estimates.  The Tax and Operating Expense Adjustment specified in Section 4.02(A) shall be determined and paid as follows:

   (A)          During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Section 4.02(A) for that calendar year.  On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (1/l2th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

   (B)           Within ninety (90) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.02(A) for such calendar year, as determined by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.04 below.  If the amount of the actual Tax and Operating Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement.  If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant.  No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under Section 4.02(A) above.

   (C)           If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.02(A) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis that the number of days from January 1 of the calendar year to the termination date bears to 365.  The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.03(B) to be performed after such termination.

4.04           Review of Landlord's Statement.  Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Base Rent, additional rent described in Section 4.02(A), or any other payments required to be made by it under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

   (A)           Tenant shall, within ten (10) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement.  Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.04.  The right of Tenant under this Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

   (B)           Tenant acknowledges that Landlord maintains its records for the Building at Landlord's manager's corporate offices, presently located at the address set forth in Section 1.12, and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing.  Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review.  The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

   (C)           Any errors disclosed by the review  shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing.  In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord's Statement shall be deemed to be correct.  In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment.  In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.

4.05           Payment.  On the Commencement Date, Tenant shall pay Landlord Base Rent for any partial calendar month of the Lease Term that begins on the Commencement Date and ends on the last day of the calendar month in which the Commencement Date occurs.  Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month, subject to the one (1) month rent abatement provided for in Section 1.07.  If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month.  All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant.  No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

4.06           Late Charge; Interest.  Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain.  Landlord and Tenant agree that if Landlord does not receive any such payment on or before ten (10) days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date due to the date paid.

4.07           Additional Rental.  For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder.  Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent".

ARTICLE V - ADDITIONAL TAXES

5.01           In addition to the Base Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by or imposed upon Landlord upon or with respect to:  any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including without limitation any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If applicable to Tenant, Tenant agrees to pay Landlord, as additional rent, hereunder, within 15 days after demand therefor, the Philadelphia Business Use and Occupancy tax applicable to the Premises. In the event that Tenant fails to make such payment within such period, and penalties, costs, interest or charges shall have accrued on such unpaid amount, then, without limitation of any other remedies which may be available to Landlord under this Lease or at law or in equity, Tenant shall be obligated to pay to Landlord any penalties, costs, interest and charges incurred by Landlord or by reason of Tenant's failure to pay or remit such tax.

ARTICLE VI - SECURITY DEPOSIT

6.01           Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above.  The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant.  If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated.  Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit.  Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.

ARTICLE VII - USE OF PREMISES

7.01           Tenant's Permitted Use.  Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.09 above and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.  Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use.  Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

7.02           Compliance With Laws and Other Requirements.

   (A)           Landlord shall, at its own expense, deliver the Premises to Tenant in full and complete compliance with all Applicable Laws (hereinafter defined) in effect as of the Commencement Date and applicable to the Premises or Tenant’s Permitted Use thereof.  Thereafter, Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including without limitation any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "Applicable Laws").") pertaining to Tenant’s use and occupancy of the Premises or regarding the physical condition of the Premises but only to the extent that such Applicable Laws pertain to the Premises on account of the particular manner in which Tenant conducts its business on the Premises.

   (B)           Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Article XX.

   (C)           In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as and when billed to Tenant and as additional rent, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs, or replacements to the Building, or any equipment or machinery used in connection with Building, if any such item is required under any Applicable Law which was not applicable to the Building at the time the Building was constructed; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead be amortized over their useful lives, as determined by the Landlord in accordance with generally acceptable accounting principles, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year.

7.03            Hazardous Materials.

   (A)           No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees.  Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials.  Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored at the Premises without Landlord's prior written consent, but only in compliance with all applicable Environmental Laws, as defined herein and with the highest prevailing industry standards.

   (B)           Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work.  Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws.  Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

   (C)           "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

   (D)           "Hazardous Materials" means:  (a) any material or substance:   (i) which is defined or becomes defined as a "hazardous substance", "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

   (E)           "Handle," "Handled," or "Handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

ARTICLE VIII - UTILITIES AND SERVICES

8.01           Building Services.  As long as Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

   (A)           Non-attended automatic elevator service for passengers on a twenty-four (24) hour basis and freight elevator service during Business Hours.  Such normal elevator service, passenger or freight, if furnished at other times shall be optional with Landlord and shall never be deemed a continuing obligation.  Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility.  Such objects shall be taken to or from the Premises by the freight elevator and Tenant shall pay for freight elevator service at rates established by the Landlord.  The Landlord, however, shall provide limited passenger elevator service daily at all times such normal passenger service is not furnished.

   (B)           During Business Hours, such air conditioning, heating and ventilation as, in Landlord's judgment, are required for the comfortable use and occupancy of the Premises; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord may provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be determined by Landlord from time to time.

   (C)           At all reasonable times, electric current as required for building standard lighting and fractional horsepower office machines; provided, however, that: (i) without Landlord's consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant's use of electric current in excess of that which Landlord is obligated to provide hereunder (provided, however, that the foregoing shall not preclude the use of personal computers or similar office equipment); (ii) if Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may refuse to grant its consent and (iii) if Tenant's increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord's consent may be conditioned upon Tenant's requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system.  Tenant shall pay Landlord monthly for all electric current provided in connection with the Premises, as additional rent, the then prevailing rates (the General Services Commercial Rate or any successor rate) (and at the prevailing terms and classification which would be charged by the supplying public utility to Tenant for such electric current used), according to a meter installed by the Landlord at Tenant's expense measuring the supply.  Without being liable to Tenant therefor or abating or lessening any of Tenant's obligations hereunder, Landlord may discontinue the furnishing of electric current upon giving Tenant thirty (30) days' written notice of Landlord's intention so to do and Tenant shall thereupon have the right to make an individual contract with the public utility servicing the Building, for the furnishing of electric current at Tenant's expense, and shall have the right to use Landlord's wires and conduits then serving the Premises, if necessary, and to the extent then available, suitable, and safely capable therefor.  Landlord shall not be liable for the failure of any supply in the electric current not arising from Landlord's negligence.  Tenant shall purchase from Landlord all light bulbs, fluorescent tubes, ballasts, or starters used in the Premises.  Rigid conduit only will be allowed.  Landlord shall not, in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.  Any riser or risers (and all other equipment proper or necessary in connection therewith) required after the commencement of the Lease Term to supply Tenant's electrical requirement will, upon Tenant's written request (and at its sole expense as additional rent), be installed by Landlord if, in Landlord's sole judgment, the same is necessary and will not cause permanent damage or injury to or adversely affect the appearance of the Building or Premises or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants or occupants.  Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building.  If any tax be imposed upon Landlord's receipts from the sale or resale of electrical energy or gas or telephone service to Tenant by any governmental authority, Tenant covenants that, where permitted by law, Tenant's pro rata share of such taxes shall be paid by Tenant to Landlord.  If sub-metering of electricity in the Building will not be permitted under future laws or regulations, the Base Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.

   (D)           Water for drinking and rest room purposes.

   (E)           Reasonable janitorial and cleaning services substantially as set forth on Exhibit "C" attached to this Lease, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant.  If the Premises are not used exclusively as offices, or if the Tenant elects and Landlord consents, the Premises shall be kept clean and in order by Tenant, at Tenant's expense, to the satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

Any amounts which Tenant is required to pay to Landlord pursuant to this Section 8.01 shall be payable upon demand by Landlord and shall constitute additional rent.

8.02            Interruption of Services.  Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 8.01, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rental required under this Lease or constitute or be construed as a constructive or other eviction of Tenant.  Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder.  Tenant recognizes that any security services provided by Landlord at the Building are for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Building.

ARTICLE IX - MAINTENANCE AND REPAIRS

9.01           Landlord's Obligations.  Except as provided in Sections 9.02 and 9.03 below, Landlord shall maintain the Building in reasonable order and repair throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant.  Except as provided in Article XII, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant's business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building.

9.02           Tenant's Obligations.  During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair.  Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities in the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

9.03           Landlord's Rights.  Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.

ARTICLE X - ALTERATIONS, ADDITIONS AND IMPROVEMENTS

10.01          Landlord's Consent; Conditions.  Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord.  Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation:  Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Section 7.03; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations.

10.02          Performance of Alterations Work.  All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization.  All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building.  All work shall be performed by reputable contractors and workmen who are members of or affiliated with AFL-CIO Union. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand.

10.03          Liens.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises.  Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices.  Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility.  Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work.  During the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed.  Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed.  If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

10.04          Lease Termination.  Except as provided in this Section 10.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear.  All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense.  All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant; upon the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal.  If Tenant fails to remove any such items or repair such damage promptly after the expiration or earlier termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.

ARTICLE XI - INDEMNIFICATION AND INSURANCE

11.01          Indemnification.

   (A)           Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any mortgagee or ground lessor, and each of their respective partners, directors, officers, agents and employees, successors and assigns (except to the extent of the losses described below are caused by the negligence or willful act or omission of Landlord, its agents, employees or contractors), from and against:

   (i)           any and all loss, cost, damage, liability or expense as incurred (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises by Tenant or the negligence or willful act or omission of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the gross negligence or willful act or omission of Landlord or its agents, employees or contractors.  Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

   (ii)           any and all environmental damages which arise from:  (i) the Handling of any Tenant's Hazardous Materials, as defined in Section 7.03 or (ii) the breach of any of the provisions of this Lease.  For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, reasonable attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease.  To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee.  Tenant's obligations and liabilities pursuant to this Section 11.01 shall survive the expiration or earlier termination of this Lease.

   (B)           Landlord agrees to protect, indemnify, hold harmless and defend Tenant and its partners, directors, officers, agents and employees, successors and assigns from and against any and all loss, cost, damage, liability or expense as incurred, (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the gross negligence or willful act or omission of Landlord or its agents, employees or contractors.

   (C)           Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

   (D)           Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

11.02          Property Insurance.

(A)          At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises.  The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

   (B)          At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 11.02(A).

11.03          Liability Insurance.  At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant.  Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000.  All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds.  Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

   (B)           Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of Pennsylvania or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises.  Such policy or policies of insurance shall have a minimum combined single limit of $1,000,000 per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person.  Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

11.04          Workers' Compensation Insurance.  At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the Commonwealth of Pennsylvania, and Employer's Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury to Disease - Policy Limit.

11.05          Policy Requirements.  All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the Commonwealth of Pennsylvania and rated not less than A-VII in Best's Insurance Guide.  A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article XI shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date.  No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated in writing (including a mailing address for such person) by Landlord to Tenant.  Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy.  Tenant shall have the right to provide the insurance required by this Article XI pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

11.06          Waiver of Subrogation.  Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance, to the extent of the injury or loss covered thereby.  Any policy of insurance to be provided by Tenant pursuant to this Article XI shall contain a clause denying the applicable insurer any right of subrogation against the other party.

11.07          Failure to Insure.  If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article XI, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain.  Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed additional rental due and payable by Tenant.  Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

ARTICLE XII - DAMAGE OR DESTRUCTION

12.01          Total Destruction.  Except as provided in Section 12.03 below, this Lease shall automatically terminate if the Premises are totally destroyed.

12.02          Partial Destruction of Premises.  If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within one hundred eighty (180) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 12.03, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises.  If such repairs cannot, in Landlord's opinion, be made within said one hundred eighty (180) day period, then Landlord may, at its option, exercisable by written notice given to Tenant within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

12.03          Exceptions to Landlord's Obligations.  Notwithstanding anything to the contrary contained in this Article XII, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building in which the Premises are located; or (c) the damage or destruction occurs less than two (2) years prior to the Termination Date, exclusive of option periods.  Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.  If Landlord elects not to repair the Premises pursuant to this Section 12.03, then Landlord shall give Tenant written notice of such election within thirty (30) days after the date of the damage or destruction, and Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s election not to repair, to terminate this Lease as of the date of the damage or destruction.

12.04          Waiver.  The provisions contained in this Lease shall supersede any contrary laws now or hereafter in effect relating to damage or destruction.

ARTICLE XIII - CONDEMNATION

13.01          Taking.  If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

13.02          Award.  In the event of any Condemnation, the entire award for such taking shall belong to Landlord, except that Tenant shall be entitled to independently pursue a separate award relating to the loss of, or damage to, Tenant's personal property and trade fixtures and Tenant's relocation costs directly associated with the taking.  Tenant shall have no claim against Landlord or the award for the value of any un-expired term of this Lease or otherwise.

13.03          Temporary Taking.  Except as specifically set forth herein, no temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.  Notwithstanding anything contained herein to the contrary, if such temporary taking continues for a period in excess of one hundred eighty (180) days, then Tenant shall have the right, by written notice given to Landlord within thirty (30) days after a determination is made that the temporary taking will exceed the one hundred eighty (180) day period, to terminate this Lease as of the date of the temporary taking.

ARTICLE XIV - RELOCATION

14.01          Relocation.  Landlord shall have the right, at its option upon not less than sixty (60) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described above other space in the Building containing at least as much rentable area as the Premises and otherwise comparable to the Premises, described in Section 1.02 above.  If Tenant is already in occupancy of the Premises, then Landlord shall also reimburse Tenant for Tenant's reasonable moving and telephone relocation expenses and for reasonable quantities of new stationery upon submission to Landlord of receipts for such expenditures incurred by Tenant.

ARTICLE XV - ASSIGNMENT AND SUBLETTING

15.01          Restriction.  Without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees.  An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease.  Notwithstanding anything to the contrary herein, any restrictions in this Lease for subletting or assignment shall not apply to a transfer of all of the stock or substantially all of the assets of Tenant provided that such transfer is to a transferee, which has a net worth equal to or greater than Tenant.

15.02          Notice to Landlord.  If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least twenty (20) business days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

    (A)         A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

    (B)          Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

15.03          Intentionally Deleted.

15.04          Landlord's Consent; Standards.  Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment:  (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or would require any alterations to the Building to comply with applicable laws.

15.05          Additional Rent.  If Landlord consents to any such assignment or subletting, all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental or otherwise, which exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

15.06          Landlord's Costs.  If Tenant shall assign this Lease or shall sublet all or any part of the Premises or shall request the consent of Landlord to any assignment, subletting or other act, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees and a minimum fee to Landlord of Five Hundred Dollars ($500.00).

15.07          Continuing Liability of Tenant.  Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

15.08          Non-Waiver.  The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XV, to any further assignment or subletting.  In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

ARTICLE XVI - DEFAULT AND REMEDIES

16.01          Events of Default By Tenant.  The occurrence of any of the following shall constitute an "Event of Default" and breach of this Lease by Tenant:

   (A)          The failure or refusal by Tenant to pay any installment of the Base Rent hereby reserved or other sum of money payable hereunder or under any other agreement between Landlord and Tenant when due and such failure or refusal shall continue for five (5) days after written notice from  Landlord.

   (B)           The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for thirty (30) consecutive days (without the payment of Rent).

   (C)           The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 16.01(A) and 16.01(B) above, if such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion.  The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under any law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

   (D)           The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

16.02          Payment of Balance Due.  If there shall occur an Event of Default in Section 16.01 above, then and in that event:

   (A)          The whole Rent for the balance of the Lease Term, as hereinafter computed, or any part thereof at the option of the Landlord, shall immediately without notice, become due and payable as if by the terms of this Lease the same were payable in advance; and

   (B)           Landlord may immediately proceed to distrain, collect or bring action for the whole Rent or such part thereof as aforesaid, as being Rent in arrears; or may enter judgment thereof as herein elsewhere provided for in case of Rent in arrears; or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Rent; or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof.

16.03          Computation of Accelerated Rent.  Rent for each year for the balance of the Lease Term after the occurrence of any Event of Default for the purpose of computing the Rent reserved hereunder for the un-expired portion of the Lease Term under Section 16.02 hereof shall be computed as equal to the yearly average of the Base Rent and additional rent payable by Tenant for the last three (3) full calendar years immediately preceding said Event of Default.  If three (3) full calendar years have not preceded the occurrence of said Event of Default, then the annual average of Base Rent and additional rent payable by Tenant theretofore required to be paid by Tenant shall be used in the computation of the annual Rent.

16.04          Repossession of Premises.  As long as the whole Rent or any part thereof as aforesaid remains unpaid, then Landlord may at any time thereafter re-enter and repossess the Premises and any part thereof and attempt to relet all or any parts of the Premises for the account of Tenant for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease.  Landlord shall not be required to accept any tenant offered by Tenant; or observe any instruction given by Tenant about such reletting; or do any act or exercise any care or diligence with respect to such reletting or the mitigation of damages.  For the purpose of such reletting,  Landlord may decorate or make repairs, changes, alterations, or additions in or to the Premises to the extent deemed by Landlord to be desirable or convenient; and the costs of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord.  Any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the Rent due hereunder as aforesaid.

16.05          Termination of Lease.  At any time after any Event of Default shall occur, Landlord, at its option, may serve notice upon Tenant that this Lease and the Lease Term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice; and thereupon, and at the expiration of the time limited in such notice, this Lease and the Lease Term, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the  same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein specified for expiration of the Lease Term.  Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damage therefor.

16.06          Liquidated Damages.  In the event of termination of this Lease pursuant to the provisions of Section 16.05 above, Tenant shall pay to Landlord all Base Rent and additional rent which are due and unpaid to the date of termination, together with liquidated damages in an amount equal to twenty-five percent (25%) of the balance of the Base Rent, additional rent, and other charges required to be paid under this Lease from the date of said termination to the end of the Lease Term (if the same had not been terminated), the said Rent for the balance of the Lease Term and other charges to be computed in the same manner as provided in Section 16.03 above.  In the event any judgment has been entered against Tenant for any amount in excess of the total amount required to be paid by Tenant to Landlord hereunder, then the damages assessed under said judgment shall be re-assessed and a credit granted to the extent of such excess.  The parties hereto have agreed to the liquidated damages as provided herein in order to avoid extended litigation in the event of default by Tenant and termination of this lease.

16.07          Re-entry by Landlord.  Upon the occurrence of any Event of Default, then Landlord or any person acting under Landlord:

   (A)          May enter the Premises and without further demand, proceed by distress and sale of the goods there found to be credited against the Rent and all other charges herein payable as Rent, and all costs and officers' commissions, including storage costs and watchmen's wages.  In such case, all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for Rent and any tender of Rent without said costs made after the issue of warrant of distress shall not be sufficient to satisfy the claim of Landlord.  Tenant hereby expressly waives the benefit of all laws now made or that may hereafter be made regarding and limitation in which distress is to be made after removal of goods.  Tenant waives in favor of Landlord all rights under the Pennsylvania Landlord and Tenant Act of 1951 and all supplements and amendments thereto that have been or may hereafter be passed (the "Act"), and authorizes the sale of any goods distrained upon for Rent at any time after (5) days from said distraint without any appraisement and/or condemnation thereof; and/or

   (B)          May re-enter and repossess the Premises, breaking open locked doors, if necessary, and may use as much force as necessary to effect the manner thereof, and Landlord shall not be liable for any injury to the Premises caused thereby, nor shall Landlord be liable for the loss of any property upon the Premises.

16.08          Waivers of Notice.  If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the Lease Term or upon occurrence of any Event of Default, Tenant expressly waives all right to notice in excess of five (5) days required by the Act, and agrees that in either or any such case, five (5) days notice shall be sufficient.  Without limitation of or by the foregoing, the Tenant hereby waives any and all demand, notices of intention and notices of action or proceedings which may be required by law to be given or taken prior to any entry or re-entry by summary proceedings, ejectment or otherwise, by Landlord, except as hereinbefore expressly provided with respect to the five (5) days notice; and provided further that this shall not be construed as a waiver by Tenant of any notices to which this Lease expressly provides that Tenant is entitled.

16.09          Waiver of Recovery by Tenant.  In the event of a termination of this Lease, prior to the date of expiration herein originally fixed, whether by reason of service of a notice as provided herein terminating this Lease, or by reason of entry or re-entry, summary proceedings, ejectment or other operation of law, Tenant hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, if such termination occurred by reason of any failure in performance hereof.  Without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease, notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect.  Tenant further waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force of effect.

16.10          Entry and Re-entry Defined.  The words "entry" and "re-entry" as used in this Lease shall not be deemed restricted to their technical legal meaning.

16.11          Breach by Tenant/Right of Landlord to Injunction.  In the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, Landlord shall have the right of injunction to restrain the same, and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided.  The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be the exclusion of any of the others.

16.12          Intentionally Deleted.

16.13          Confession of Judgment/Ejectment.  In the event that, and when this Lease shall be determined by term, covenant, limitation or condition broken, as aforesaid, during the Lease Term, and also when and as soon as the Lease Term hereby created shall have expired, it shall be lawful for any attorney, as attorney for Tenant to confess judgment in ejectment in any competent court against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, without any liability on the part of the said attorney, for which this Lease shall be a sufficient warrant; whereupon, if Landlord so desires, a writ of possession with clauses for costs may issue forthwith with or without any prior writ or proceeding whatsoever.  If for any reason after such action has been commenced, the same shall be determined and the possession of the Premises remains in or is restored to Tenant, the Landlord shall have the right in the event of any subsequent default or defaults to confess judgment in ejectment against Tenant in the manner and form hereinbefore set forth, to recover possession of the Premises for such subsequent default.  No such determination of this Lease nor recovering possession of the Premises shall deprive Landlord of any remedies or action against Tenant for Rent or for damages due or to become due for the breach of any condition or covenant; nor the resort to any waiver of the right to insist upon the forfeiture, and to obtain possession in the manner provided herein.

16.14          Affidavit Required.  In any action of ejectment or for Rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment of which facts such affidavit shall be conclusive evidence; and if a true copy of this Lease is filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

16.15          Judgment Final.  Any judgment, order or decree entered against Tenant by or in any court or Magistrate by virtue of the powers of attorney contained in this Lease, or otherwise, shall be final; and Tenant will not take an appeal, certiorari, writ of error, exception or objection to same; or file a motion or rule to strike off or open or to stay execution of the same.  Tenant releases to Landlord and to any and all attorneys who may appear for Tenant, all errors in the said proceedings.  Tenant expressly waives the benefits of laws, now or hereafter in force, exempting any goods on the Premises, or elsewhere, from distraint, levy or sale in any legal proceeding taken by the Landlord to enforce any rights under this Lease.

16.16          Tenant Waiver of Writ of Replevin.  Tenant waives the right to issue a Writ of Replevin under the Pennsylvania Rules of Civil Procedure, under the laws of the Commonwealth of Pennsylvania, or under any law previously enacted and now in force or which hereinafter may be enacted, for the recovery of any articles of any nature whatsoever seized under a distress for Rent, or levy upon an execution for Rent, liquidated damages or otherwise.  Tenant waives the right to delay execution on any real estate levied upon to collect any amount which may become due under the terms and conditions of this Lease, and authorizes the prothonotary to enter a Writ of Execution or other process upon Tenant's voluntary waiver, and further agrees that the said real estate may be sold on a Writ of Execution or other process.

16.17          Landlord's Remedies Cumulative.  All Remedies provided to Landlord herein shall be cumulative.

16.18          Default by Landlord.  Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default.  The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s).  If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under law and this Lease.

16.19          Default Under Other Leases.  If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in this Article XVI.

ARTICLE XVII - ATTORNEYS FEES: COSTS OF SUIT

17.01          Attorneys Fees.  If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees.  In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

17.02          Indemnification.  Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.

ARTICLE XVIII - SUBORDINATION AND ATTORNMENT

18.01          Subordination.  This Lease, and the rights of Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust.  Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Section 18.01.  Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 18.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default. Notwithstanding anything to the contrary herein set forth, Tenant’s duty to subordinate to Landlord’s or lessor’s mortgagee is conditioned upon receipt by Tenant of a Non-disturbance Agreement from said mortgagee in customary form and one which obligates the mortgagee in the event the mortgagee takes possession of the real estate to be bound and to perform all of Landlord’s affirmative obligations subsequent to such possession, as may be set forth in this Lease. Such Non-disturbance Agreement shall also provide that in the event the mortgagee takes possession, this Lease would continue to be valid and honored by the mortgagee as long as Tenant is not in default.

18.02          Attornment.  If requested to do so, Tenant shall attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 18.02.

18.03          Mortgage and Ground Lessor Protection.  Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the "Notified Party").  Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).  Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall nave no right to, and shall not, terminate this Lease on account of Landlord's default.

ARTICLE XIX - QUIET ENJOYMENT

19.01          Provided that Tenant performs all of its obligations hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.

ARTICLE XX - RULES AND REGULATIONS

20.01          The Rules and Regulations attached hereto as Exhibit D are hereby incorporated by reference herein and made a part hereof.  Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building.  Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

ARTICLE XXI - ESTOPPEL CERTIFICATES

21.01          Tenant agrees at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, or to the holder or assignee of any existing or prospective mortgage encumbering the Building or any part thereof (hereafter a "Mortgagee"), or to the lessor, or existing or prospective assignee of the lessor's position, under any existing or prospective ground lease of the land underlying the Building (hereafter a "Ground Lessor"), or to any prospective purchaser of the land, improvements or both comprising the Building, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant;  that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; and that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease or any other matter relating to this Lease or the Premises or, if so, specifying each such default.  In addition, in the event that such certificate is being given to any Mortgagee or Ground Lessor, such statement may contain any other provisions customarily required by such Mortgagee or Ground Lessor including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee or Ground Lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Mortgagee or Ground Lessor to cure such default prior to Tenant being able to terminate this Lease.  Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, Ground Lessor or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state.  If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with an interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

ARTICLE XXII - ENTRY BY LANDLORD

22.01          Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.  Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises.  Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease.  If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

ARTICLE XXIII

LANDLORD'S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY;
TRANSFER OF LANDLORD'S INTEREST

23.01          Landlord's Lease Undertakings.  Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its constituent partners; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against Landlord or against any of its respective directors, officers, attorneys, employees, agents, constituent partners, beneficiaries, trustees or representatives.

23.02          Transfer of Landlord's Interest.  Landlord and each successor to Landlord shall be fully released from the performance of Landlord's obligations subsequent to their transfer of Landlord's interest in the Landlord's Real Estate.  Landlord shall not be liable for any obligation hereunder after a transfer of its interest in the Landlord's Real Estate.

ARTICLE XXIV - HOLDOVER TENANCY

24.01          If tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent.  During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to two hundred percent (200%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term.  The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession.  Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

ARTICLE XXV - NOTICES

25.01          All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to the Landlord at the address for Landlord set forth in Section 1.12 above and to Tenant at the address for Tenant set forth in Section 1.13 above, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.  Any notice shall be deemed to have been served at the time the same was posted.

ARTICLE XXVI - BROKERS

26.01          The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Section 1.14 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease.  If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

ARTICLE XXVII - MISCELLANEOUS

27.01          Entire Agreement.  This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing.  Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein.  This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

27.02          Amendments.  This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant.  Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

27.03          Successors.  Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

27.04          Force Majeure.  Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services.  The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

27.05          Survival of Obligations.  Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

27.06          Light and Air.  No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

27.07          Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

27.08          Severability.  In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law.  The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

27.09          Captions.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

27.10          Interpretation.  Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease.  Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

27.11          Independent Covenants.  Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

27.12          Number and Gender.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

27.13          Time is of the Essence.  Time is of the essence of this Lease and the performance of all obligations hereunder.

27.14          Joint and Several Liability.  If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

27.15          Exhibits.  Exhibits A (Floor Plan of Premises), B (Work Letter Agreement), C (Janitorial and Cleaning Services) and D (Rules and Regulations) are incorporated into this Lease by reference and made a part hereof.

27.16          Offer to Lease.  The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises.  This Lease shall have no force and effect until it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

27.17          No Counterclaim; Choice of Laws.  It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.  In addition, Tenant hereby submits to local jurisdiction in the Commonwealth of Pennsylvania and agrees that any action by Tenant against Landlord shall be instituted in the Commonwealth of Pennsylvania and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the Commonwealth of Pennsylvania.

27.18          Rights Reserved by Landlord.  Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent:   (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article X, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in first class office buildings in the area.  Any violation of this provision shall be deemed a material breach of this Lease; (iv) to display the Premises and/or the Building to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (viii) to prohibit the placement of video or other electronic games in the Premises; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (xii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xiii) to retain at all times master keys or pass keys to the Premises.

27.19          Tenant's Option to Terminate the Lease. Provided no Event of Default has occurred and is then continuing under any of the terms and provisions of this Lease after the expiration of eighteen (18) months from Commencement Date of this Lease, Tenant shall have a one time right to terminate this Lease provided Tenant gives Landlord at least ninety (90) days prior written notice of its intention to terminate and together with such notice pays Landlord, in bank funds, an amount equal to Forty Two Thousand Two Hundred Twenty-Eight and No/100 Dollars ($42,228.00).

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:
8 Penn Center Owner, L.P.,
a Pennsylvania Limited Partnership
By: 8 Penn Center Owner- GP, LLC

By:	/s/ Alex Schwartz
Alex Schwartz,

TENANT:
Echo Therapeutics, Inc., a Delaware Corporation

By:	/s/ Patrick T. Mooney
Patrick T. Mooney
President and CEO

EXHIBIT A
FLOOR PLAN OF PREMISES

EXHIBIT B
WORK LETTER AGREEMENT

EXHIBIT C
JANITORIAL AND CLEANING SERVICES

EXHIBIT D
RULES AND REGULATIONS